UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2009

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On October 2, 2009, the compensation committee of the board of directors of drugstore.com, inc. granted an award of 36,728 shares of restricted stock to Dawn Lepore, our president and chief executive officer, subject to the terms and conditions of our 2008 equity incentive plan and our standard restricted stock agreement for awards to Ms. Lepore. Our 2008 equity incentive plan was approved by our board of directors on March 10, 2008 and by our shareholders on March 5, 2009.

Ms. Lepore’s shares of restricted stock will vest over four (4) years in eight (8) equal installments on each six-month anniversary of the grant date. Consistent with the terms of Ms. Lepore’s previous equity awards, all unvested shares will vest in the event of a change in control (as defined in the 2008 equity incentive plan). In addition, if we terminate her employment without cause (as defined in Ms. Lepore’s restricted stock agreement) or if she terminates her employment for good reason (as defined in her agreement), she will receive twelve (12) additional months of vesting credit with respect to her restricted stock.

The committee also granted Ms. Lepore a stock-settled stock appreciation right with respect to 594,650 shares, subject to the terms of our 2008 equity incentive plan and our standard stock appreciation right agreement for awards to Ms. Lepore.

Ms. Lepore’s right will vest over a four-year period with 20% of the total number of options vesting six months from the date of grant and the remaining options vesting in equal installments at the end of each calendar quarter thereafter until all shares subject to the right are fully vested.

The committee also granted restricted stock awards to our other executive officers, as follows:

Executive Officer	Shares Awarded
Robert P. Potter Vice President, Chief Accounting Officer	12,243
Tracy Wright Vice President, Chief Finance Officer	12,963
Yukio Morikubo Vice President, Strategy and General Counsel	16,384
Robert Hargadon Vice President, Human Resources	13,683

These restricted stock awards are subject to the terms and conditions of our 2008 plan and standard restricted stock agreements and will vest over four (4) years in eight (8) equal installments on each six-month anniversary of the grant date. In addition, if within twelve (12) months following a change in control, we terminate the executive officer’s employment without cause or the executive officer terminates his or her employment for good reason, all unvested shares of the restricted stock will immediately vest.

The committee also granted stock-settled stock appreciation rights to our other executive officers as follows:

Executive Officer	Rights Awarded
Robert P. Potter Vice President, Chief Accounting Officer	104,630
Tracy Wright Vice President, Chief Finance Officer	111,111
Yukio Morikubo Vice President, Strategy and General Counsel	140,432
Robert Hargadon Vice President, Human Resources	117,284

These rights are subject to the terms of our 2008 equity incentive plan and our standard stock appreciation right agreement and will vest over a four-year period with 20% of the shares subject to the right vesting six months from the date of grant and the remaining right vesting in equal installments at the end of each calendar quarter thereafter until all shares subject to the right are fully vested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ YUKIO MORIKUBO
Yukio Morikubo Vice President, General Counsel

Date: October 6, 2009